Exhibit 4.1

FORM OF WARRANT

TO PURCHASE SHARES OF COMMON STOCK

of

ACCURIDE CORPORATION

A Delaware Corporation

Warrant No.

Number of Warrants:
Date:                     , 2010 (the “Effective Date”)

CUSIP No. 00439T 115

VOID AFTER                     , 2012

This certifies that, for value received, [                          ] (the “Holder”) is the registered holder of [          ] warrants (the “Warrants”) and is thereby entitled to purchase from Accuride Corporation, a Delaware corporation (the “Company”), subject to the terms and conditions set forth herein and in the Warrant Agent Agreement, dated as of [                ], 2010 between the Company and American Stock Transfer & Trust Company LLC, as Warrant Agent (the “Warrant Agent Agreement”), one fully paid and nonassessable share of common stock, par value $0.01 per share (the “Common Stock”), of the Company for each Warrant represented hereby (the “Warrant Shares”) at the initial exercise price (“Warrant Price”) of $2.10 per share at any time and from time to time, until the Termination Date (as defined in Section 5 below).  The Warrant Price and the number of Warrant Shares that may be purchased upon exercise of the Warrants are subject to adjustment pursuant to Section 4 hereof.  The terms and conditions set forth in the Warrant Agent Agreement are incorporated by reference in and made a part of this Warrant.

1.             Exercise.

(a)           Cash Exercise.  Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder from time to time on or after the Effective Date and on or prior to the Termination Date, in whole or in part, upon delivery of a written notice in the form attached hereto as Exhibit A (the “Exercise Notice”) to the Company, at the office of the Warrant Agent, together with this Warrant and delivery of payment to the Warrant Agent by (i) cash, (ii) wire transfer of immediately available funds to a bank account that shall have been specified in writing for such purpose by the Warrant Agent, (iii) a certified or bank check payable to the Warrant Agent, or (iv) a combination of the foregoing, for the aggregate Warrant Price of the Warrant Shares so purchased.

(b)           Cashless Exercise.  In lieu of exercising this Warrant on a cash basis pursuant to Section 1(a) hereof, subject to the terms and conditions hereof, the Holder may elect instead to exercise this Warrant from time to time, on or after the Effective Date and on or prior to the Termination Date, in whole or in part, on a cashless basis to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(X x Y) — (X x Z)
Y

For purposes of the foregoing formula:

X = the total number of Warrant Shares with respect to which this Warrant is then being exercised.

Y = the Market Price of the shares of Common Stock as of the Business Day immediately preceding the date of receipt of the Exercise Notice by the Company.

Z = the Warrant Price then in effect for the applicable Warrant Shares at the time of such exercise.

To effect a Cashless Exercise, the Holder shall deliver to the Company, at the office of the Warrant Agent, the Exercise Notice indicating the Holder’s election to exercise this Warrant on a cashless basis and this Warrant.

(c)           Market Price; Business Day.  For purposes of this Section 1, the “Market Price” of the shares of the Common Stock on any particular date shall have the following meaning: (i) if the Common Stock is listed for trading on a national securities exchange, the last sale price of the Common Stock reported by such exchange on that date; (ii) if the Common Stock is not listed on any such exchange and the Common Stock is traded in the over-the-counter market, the last price reported by the OTC Bulletin Board on that date; (iii) if the Common Stock is not listed on any such exchange or quoted on the OTC Bulletin Board, then the last price quoted on such date in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices) on that date; or (iv) if none of clauses (i)-(iii) are applicable, then the fair market value of the Common Stock as determined, in good faith, by the Board of Directors of the Company.  As used herein, “Business Day” means any day other than (i) a Saturday, (ii) a Sunday, (iii) any day on which commercial banks in New York, New York are required or authorized to close by law or executive order, and (iv) the Friday after Thanksgiving Day.

(d)           Issuance of Warrant Shares Upon Exercise.  Upon exercise of this Warrant, the Company shall within a reasonable time issue and deliver to the Holder (i) a certificate or certificates for the total number of Warrant Shares (or the Net Number of Warrant Shares, as applicable) for which this Warrant is being exercised in the name of such Holder or its designee and (ii) if this Warrant is exercised with respect to fewer than all of the Warrant Shares represented by this Warrant, a new Warrant representing the number of Warrant Shares in respect of which this Warrant has not been exercised.  The Warrant Shares will be deemed to have been issued, and the person in whose name any certificate representing Warrant Shares will be issuable upon the exercise of this Warrant (as indicated in the Exercise Notice) will be deemed to have become the holder of record of (and will be treated for all purposes as the record holder of) the Warrant Shares represented thereby, immediately prior to the close of business on the Business Day upon which this Warrant is exercised in accordance with the terms hereof.  The issuance of certificates for Warrant Shares upon the exercise of this Warrant will be made without charge to the Holder for any issuance tax in respect thereof; provided, however, that the

Company will not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.  The Company shall not close its books against the transfer of this Warrant or any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

(e)           Fractional Shares.  Upon the exercise of the rights represented by this Warrant, the Company will not be obligated to issue fractional shares of Common Stock, and in lieu thereof, the Company will pay to the Holder an amount in cash equal to the Market Price per share of Common Stock as of the Business Day immediately preceding the date of receipt of the Exercise Notice by the Company multiplied by such fraction (rounded to the nearest cent).

(f)            Notice of Certain Events.  The Company will provide the Holder with written notice at least 10 days prior to the date on which the Company closes its books or takes a record date (i) with respect to any dividend or distribution of any cash, assets, securities or other property or rights upon the Common Stock or (ii) for determining rights to vote with respect to any reclassification, merger, consolidation, sale or conveyance to another entity of all or substantially all of the property of the Company, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

2.             Representations and Warranties of Company.  The Company represents and warrants to the Holder as follows:

(a)           The Company has the requisite corporate power and authority to enter into this Warrant and to perform its obligations hereunder.  The execution and delivery of this Warrant and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company.  This Warrant has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity.

(b)           The execution and delivery of this Warrant and the performance by the Company of its obligations does and will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default (or an event with which the giving of notice or passage of time or both could result in default) under, or result in the creation or imposition of any lien pursuant to the terms of the certificate of incorporation and bylaws of the Company, as amended to date.

(c)           The Warrant Shares to be issued upon exercise of the Warrants, when issued as contemplated by this Warrant, will be duly authorized, validly issued, fully paid and nonassessable.

(d)           The Company will at all times reserve and keep available, solely for issuance upon the exercise of this Warrant, such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

3.             Warrant Register; Transfer of Warrants.

(a)           The Company shall cause the Warrant Agent to maintain at its office (or such office or agency of the Company as the Company may designate by notice to the Holder), a register for this Warrant (the “Warrant Register”), in which the Warrant Agent shall record the name and address of the Holder in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the Holder in whose name any Warrant is registered on the Warrant Register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant

(b)           This Warrant may be transferred, in whole or in part, to any person or entity upon presentation of this Warrant and written notice to the Company at the office of the Warrant Agent (or such office or agency of the Company as the Company may designate in writing to the Holder), in the form attached hereto as Exhibit B (the “Transfer Notice”).  Upon such presentation for transfer, the Company shall within a reasonable time execute and deliver or issue a new Warrant in the form provided for herein with appropriate adjustments to the number of Warrant Shares and such other provisions hereof as may require adjustment and in the denominations specified in such instructions.  The Holder requesting such transfer shall pay all expenses, taxes, and other charges payable in connection with the preparation, issuance, and delivery of the new Warrant(s) under this Section 3.

4.             Antidilution.  The number of Warrant Shares issuable upon the exercise of this Warrant and the Warrant Price shall be adjusted upon the occurrence of certain events, as follows:

(a)           Stock Splits, Capital Stock Dividends, Combinations and Consolidations of Common Stock.  In the event of a stock split, capital stock dividend, subdivision or other similar event of or in respect of the outstanding shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such stock split, capital stock dividend or subdivision will be proportionately increased and the Warrant Price then in effect will be proportionately decreased, effective at the close of business on the date of such stock split, capital stock dividend or subdivision, as the case may be.  Conversely, in the event of a reverse stock split, combination, consolidation or other similar event of or in respect of the outstanding shares of Common Stock, the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such reverse stock split, combination, consolidation or other similar event will be proportionately decreased and the Warrant Price will be proportionately increased, effective at the close of business on the date of such reverse stock split, combination, consolidation or other similar event, as the case may be.

(b)           Reclassifications.  In the event of a reclassification of the Common Stock of the Company (other than as a result of a subdivision, stock dividend, stock split, or other event for which an adjustment is made under Section 4(a)), provision shall be made so that the Holder will have the right to exercise this Warrant, and the Holder shall thereafter be entitled to receive upon exercise, in lieu of the shares of Common Stock previously issuable upon exercise of this Warrant, the same number and type of shares of stock or other securities, assets or property to which a holder of the number of shares of Common Stock deliverable upon exercise of this

Warrant immediately prior to such reclassification would have been entitled to receive in such reclassification.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the Holder after the reclassification to the end that the provisions of this Section 4 (including adjustment of the Warrant Price then in effect and the number of Warrant Shares issuable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as practicable.  The provisions of this Section 4(b) shall similarly apply to successive reclassifications of Common Stock.

(c)           Mergers or Consolidations.  In the event of (i)  the merger or consolidation of the Company with or into another corporation or another entity or person, or (ii) a sale or conveyance to another entity of all or substantially all of the property of the Company, as a part of such merger, consolidation, sale or conveyance, provision shall be made so that the Holder will have the right to exercise this Warrant, and the Holder shall thereafter be entitled to receive upon exercise, the same number and type of shares of stock or other securities, assets or property to which a holder of the number of shares of Common Stock deliverable upon exercise of this Warrant immediately prior to such merger, consolidation, sale or conveyance would have been entitled to receive in such merger, consolidation, sale or conveyance.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the Holder after the merger, consolidation, sale or conveyance to the end that the provisions of this Section 4 (including adjustment of the Warrant Price then in effect and the number of Warrant Shares issuable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as practicable.  The provisions of this Section 4(c) shall similarly apply to successive mergers or consolidations.

(d)           Certificate as to Adjustments.  Upon the occurrence of each anti-dilution adjustment (or readjustment) pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment is based.  The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth the Warrant Price of this Warrant at the time in effect, and the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

5.             Termination Date.  This Warrant may not be exercised after 5:00 p.m., New York time, on [                  ] (the “Termination Date”) and all rights of the registered holder of the Warrants evidenced hereby shall cease after 5:00 P.M., New York time, on the Termination Date.

6.             Noncircumvention.  The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.

7.             Governing Law.  This Warrant shall be governed by and construed in accordance with the law of the State of New York.

8.             Waiver and Amendment.  Any term or provision of this Warrant may be waived at any time by the party entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Company and the Holder.  Any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing.  A waiver of any breach or failure to enforce any term or condition of this Warrant shall not in any way affect, limit, or waive any party’s rights hereunder at any time to enforce strict compliance thereafter with any term or condition of this Warrant.

9.             Severability.  In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not be in any way impaired.

10.           Notice.  Any notice or other document required or permitted to be given or delivered to the Company or to the Holder shall be delivered personally, or sent by certified or registered mail to the respective addresses of the parties as set forth in this Section 10 or on the register maintained by the Warrant Agent, or, as to each party, as such other address as will be designated by such party in a written notice to the other party.  Notices to the Company will be directed to the office of the Warrant Agent.  Any party hereto may by notice so given change its address for future notice hereunder.

11.           Holder of Warrant not a Stockholder.  The Holder will not be entitled to vote on matters submitted for the approval or consent of the stockholders of the Company or to receive dividends or other distributions declared on or in respect of shares of Common Stock, or otherwise be deemed to be the holder of Common Stock or any other capital stock or other securities of the Company which may at any time be issuable upon the exercise of this Warrant for any purpose, nor will anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted for the approval or consent of the stockholders, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, merger or consolidation, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, in each case, until this Warrant shall have been exercised and the Warrant Shares issuable upon the exercise of this Warrant will have become deliverable as provided herein.

12.           Loss, Destruction, Etc., of Warrant.  In the event this Warrant is lost, stolen, destroyed, or mutilated, the Company will cause the Warrant Agent to issue to the Holder a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed, or mutilated Warrant, upon the Company’s receipt of, (i) in the case of a lost, stolen, or destroyed Warrant, an affidavit satisfactory to the Company from the Holder to that effect and indemnity or security satisfactory to the Company, and (ii) in the case of a mutilated Warrant, the mutilated Warrant.

THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (THE “WARRANT SHARES,” AND TOGETHER WITH THIS WARRANT, THE “SECURITIES”) WILL BE, ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF THE BANKRUPTCY REFORM ACT OF 1978, AS AMENDED (THE “BANKRUPTCY CODE”). THE SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE, THEN THE SECURITIES MAY ONLY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UPON REGISTRATION UNDER THE SECURITIES ACT OR RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO ACCURIDE CORPORATION AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR THE WARRANT AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS WARRANT

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers on this            day of                     , 2010.

By:		By:
Name:		Name:
Title:	President	Title:	Secretary

Countersigned:

American Stock Transfer & Trust Company LLC

59 Maiden Lane
New York, N.Y. 10038

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

ACCURIDE CORPORATION

The undersigned holder hereby exercises the right to purchase                                of the shares of Common Stock (“Warrant Shares”) of Accuride Corporation, a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Warrant Price.  The Holder intends that payment of the Warrant Price shall be made as:

☐            a “Cash Exercise” with respect to                                Warrant Shares; and/or

☐            a “Cashless Exercise” with respect to                                Warrant Shares.

2.  Payment of Warrant Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the aggregate Warrant Price in the sum of $                               to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Shares. The Company shall deliver to the holder                            Warrant Shares in accordance with the terms of the Warrant.

Date:	,

Name of Registered Holder

By:
Name:
Title:

EXHIBIT B

TRANSFER NOTICE

For value received, the undersigned holder hereby sells, assigns and transfers all of the undersigned holder’s rights under the attached Warrant to Purchase Common Stock with respect to the number of shares of Common Stock of Accuride Corporation, a Delaware corporation, set forth below unto:

Name(s) of Assignee(s)	Address	No. of Shares	Tax ID No.

Date:	,

Name of Registered Holder

By:
Name:
Title: